UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2026

ABRDN PLATINUM ETF TRUST

(Exact name of registrant as specified in its charter)

New York	001-34590	26-4732885
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o abrdn ETFs Sponsor LLC 1900 Market Street, Suite 200 Philadelphia PA	19103
(Address of Principal Executive Offices)	(Zip Code)

(844) 383-7289
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
abrdn Physical Platinum Shares ETF	PPLT	NYSE Arca

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

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Item 8.01 Other Events.

On May 18, 2026, prior to the open of trading on NYSE Arca, Inc., abrdn Platinum ETF Trust (the “Registrant”) effected a 10-for-1 forward split (the “Split”) of the abrdn Physical Platinum Shares ETF (the “Shares”) issued by the Registrant. The post-Split Shares began trading on May 18, 2026. The Registrant previously announced the Split in its press release dated April 22, 2026. As a result of the Split, every pre-Split Share held of record as of the close of the markets on May 14, 2026 was automatically exchanged for ten post-Split Shares. Immediately prior to the Split, there were 13,700,000 Shares issued and outstanding, each representing a net asset value (“NAV”) of $178.62. Immediately after the Split, the number of issued and outstanding Shares increased to 137,000,000, and the NAV per Share decreased to $17.86. The Split did not affect the Shares’ CUSIP number or ticker symbol (PPLT).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABRDN PLATINUM ETF TRUST

By: abrdn ETFs Sponsor LLC, Sponsor of the abrdn Platinum ETF Trust

Date: May 18, 2026	By:	/s/ Sharon Ferrari
Sharon Ferrari
Chief Financial Officer and Treasurer*

*	The Registrant is a trust and Ms. Ferrari is signing in her capacities as officer of abrdn ETFs Sponsor LLC, the Sponsor of the Registrant.

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